UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 5, 2025

TPG Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300		76102
Fort Worth, TX		(Zip Code)
(817) 871-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
6.950% Subordinated Notes due 2064	TPGXL	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of the Security Holders
On June 5, 2025, TPG Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The Company’s stockholders considered three items of business, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2025.
On April 8, 2025, the record date, there were (i) 116,946,288 shares of Class A common stock, par value $0.001 (the “Class A Shares”), and (ii) 245,970,148 shares of Class B common stock, par value $0.001 (the “Class B Shares”), outstanding and entitled to vote. Each Class A Share was entitled to one vote per share. The number of votes per Class B Share, which until the Sunset (as defined in the Company’s restated certificate of incorporation (the “Restated Certificate of Incorporation”)) is ten votes per share, was reduced to eight votes per share as a result of the operation of Article 4.2(a) of the Company’s Restated Certificate of Incorporation, which stipulates that “Free Float” (as defined under the rules of the FTSE Russell relating to the Russell indices) Class A Shares are entitled to at least 5.1% of the aggregate voting power. The matters voted on and the results of the votes cast by holders of the Class A Shares and Class B Shares, voting together, are set forth below.
Item 1. Election of Directors
The nominees listed below were elected to serve on the Board of Directors, in each case for a one-year term expiring at the annual meeting of stockholders to be held in 2026.

	FOR	WITHHOLD	BROKER NON-VOTES
Gunther Bright	2,037,744,377	15,572,481	9,739,756
James Coulter	2,038,543,984	14,772,874	9,739,756
Mary Cranston	2,029,674,838	23,642,020	9,739,756
Kelvin Davis	2,032,727,616	20,589,242	9,739,756
Kathy Elsesser	2,048,960,645	4,356,213	9,739,756
Deborah Messemer	2,033,580,129	19,736,729	9,739,756
Nehal Raj	2,031,046,239	22,270,619	9,739,756
Jeffrey Rhodes	1,998,052,844	55,264,014	9,739,756
Ganendran Sarvananthan	1,997,762,008	55,554,850	9,739,756
Todd Sisitsky	2,027,766,667	25,550,191	9,739,756
David Trujillo	2,027,310,008	26,006,850	9,739,756
Anilu Vazquez-Ubarri	2,038,163,056	15,153,802	9,739,756
Jon Winkelried	2,040,915,494	12,401,364	9,739,756

Item 2. Election of Executive Committee Members
The nominees listed below were elected to serve on the Executive Committee, in each case for a one-year term expiring at the annual meeting of stockholders to be held in 2026.

	FOR	WITHHOLD	BROKER NON-VOTES
James Coulter	2,039,275,805	14,041,053	9,739,756
Kelvin Davis	2,037,086,718	16,230,140	9,739,756
Nehal Raj	2,031,855,281	21,461,577	9,739,756
Jeffrey Rhodes	2,005,922,023	47,394,835	9,739,756
Ganendran Sarvananthan	2,005,650,588	47,666,270	9,739,756
Todd Sisitsky	2,028,669,379	24,647,479	9,739,756
David Trujillo	2,031,628,209	21,688,649	9,739,756
Anilu Vazquez-Ubarri	2,039,060,351	14,256,507	9,739,756
Jon Winkelried	2,041,451,510	11,865,348	9,739,756

Item 3. Ratification of Deloitte as our Independent Registered Public Accounting Firm
Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2025.

FOR	AGAINST	ABSTAIN
2,062,809,912	238,363	8,339

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.     Description
104         Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG Inc.

By:	/s/ Jennifer L. Chu
Name:	Jennifer L. Chu
Title:	Chief Legal Officer and General Counsel
Date: June 5, 2025